 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 30, 2014

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55260	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

6363 Woodway Drive, Suite 110

 Houston, Texas 77057

 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Background

On September 30, 2014, pursuant to the transactions described below, Moody National REIT I, Inc. (the “Company”), acquired an interest in a 227-unit Marriott Courtyard hotel property located in Lyndhurst, New Jersey (the “Lyndhurst Hotel”) from the current tenant-in-common owners (“TIC Owners”) of the Lyndhurst Hotel for an aggregate purchase price, exclusive of closing costs, including the assumption of the outstanding debt secured by the Lyndhurst Hotel, of approximately $36,035,609.

The Lyndhurst Hotel is a 227-unit hotel constructed in 1990. Amenities at the Lyndhurst Hotel include a restaurant and lounge, 2,910 square feet of meeting space, lobby grab and go, indoor pool, outdoor terrace, fitness center and business center. The Lyndhurst Hotel is located six miles from New York City and in the heart of the Meadowlands Sports Complex-MetLife Stadium, home to the National Football League’s New York Giants and New York Jets. Just northeast of New York City and Newark, the Lyndhurst Hotel is conveniently located near Newark Liberty International Airport (EWR) and the Lyndhurst Train Station.

Acquisition of the Property

Effective September 30, 2014, twenty-two of the TIC Owners (the “Contributing Members”) transferred and granted good, indefeasible, fee simple title to their respective separate and undivided percentage ownership interests, as tenants-in-common with the other Contributing Members in the Lyndhurst Hotel, to MN Lyndhurst Venture, LLC, a Delaware limited liability company and an affiliate of the Company (the “Joint Venture”), in exchange for 100% of the Class A membership interests (“Class A Interests”) of the Joint Venture. The tenant-in common ownership interests in the Lyndhurst Hotel contributed to the Joint Venture by the Contributing Members are valued at $1,000 in the aggregate. In addition, effective September 30, 2014, Moody National Operating Partnership I, LP, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “OP”), contributed $100 in cash to the Joint Venture in exchange for 100% of the Class B membership interests (the “Class B Interests”) of the Joint Venture. Pursuant to the limited liability company operating agreement of the Joint Venture (the “JV Agreement”), the OP has also agreed to pay up to $3.92 million in costs and fees and capital reserve requirements associated with the transfer of the Lyndhurst Hotel to the Joint Venture, estimated to include a loan assumption fee of approximately $325,000, a franchise property improvement plan of approximately $1.05 million, debt service and FF&E reserves of approximately $340,000, outstanding accounts payable of approximately $1.1 million, tax and insurance deposits and lender reserves of approximately $360,000 and approximately $2.15 million in transfer taxes and other closing costs (including a sales commission of approximately $1.24 million payable to an affiliate of the Company), all of which amounts will be deemed additional capital contributions by the OP to the Joint Venture in exchange for additional Class B Interests.

Pursuant to the JV Agreement, the OP will serve as the sole manager of the Joint Venture and will manage the business and affairs of the Joint Venture. Pursuant to the JV Agreement, the Contributing Members, as holders of the Class A Interests (“Class A Holders”), will have no voting or consent rights with respect to the management of the Joint Venture except as specifically set forth in the JV Agreement or as required by applicable law. Cash available for distribution to the members of the Joint Venture, as determined by the OP in its discretion as the manager, will be distributed as follows: (1) first, 100% to the OP as the holder of the Class B Interests (the “Class B Holder”) until the Class B Holder has received cash distributions equal to a 12% annual, cumulative, non-compounded return on its unreturned capital contributions to the Joint Venture, (2) second, 100% to the Class B Holder until the Class B Holder has received a return of 100% of its unreturned capital contributions to the Joint Venture, (3) third, 100% to the Class A Holders until they have received a return of 100% of their unreturned capital contributions to the Joint Venture (valued at $1,000 in the aggregate), and (4) fourth, 60% to the Class B Holder and 40% to the Class A Holders (in accordance with each Class A Holder’s respective membership interests in the Joint Venture). Pursuant to the JV Agreement, no member of the Joint Venture may assign, sell or transfer its membership interest in the Joint Venture without the prior written consent of the OP as the manager of the Joint Venture; provided, however, that any member may transfer its membership interests to another member, subject to certain prohibited transfers set forth in the JV Agreement. No member may withdraw from the Joint Venture with the prior consent of the OP as the manager of the Joint Venture. Pursuant to the JV Agreement, each Contributing Member will joint and severally indemnify, defend and hold harmless the Joint Venture, the OP and their respective affiliates, officers, members and agents from any and all claims, damages or losses (including reasonable attorneys’ fees) suffered by the Joint Venture or the Lyndhurst Hotel as a result of any breach of any warranty, representation or agreement set forth in the JV Agreement.

Seven of the TIC Owners elected not to contribute their respective tenant-in-common ownership interests in the Lyndhurst Hotel to the Joint Venture and instead elected to have their tenant-in-common ownership interests redeemed by Moody National Realty Company, L.P. for $1.00 and the assumption of the Property Loan (defined below) by the Company. In addition, four of TIC Owners failed to respond to the offer to participate in the transaction in a timely manner and were treated as dissenting owners pursuant to the tenants-in-common-agreement governing the TIC Owners. The tenant-in-common ownership interests of the TIC Owners who elected to have their tenant-in-common ownership interests redeemed and the tenant-in-common ownership interests of the TIC Owners treated as dissenting owners were divided up pro rata among the Contributing Members and included in the tenant-in-common ownership interests contributed to the Joint Venture by the Contributing Members.

Pursuant to a Mutual Release Agreement by and among the Company, the OP, the Joint Venture, Moody National 1 Polito Lyndhurst Holding, LLC, a wholly-owned subsidiary of the Company (“Moody Holding”), and the Contributing Members, each of the Contributing Members, on behalf of itself and its affiliates, has agreed to release and discharge the Company, the OP, the Joint Venture and Moody Holding and their respective affiliates from any and all claims, causes of action, liabilities or demands related to the acquisition of the Lyndhurst Hotel, subject to certain exceptions as set forth in the Mutual Release Agreement.

The Company intends to finance the OP’s additional capital contributions to the Joint Venture with proceeds from the Company’s ongoing public offering. In connection with the acquisition of the Lyndhurst Hotel, Moody Holding assumed a mortgage loan secured by the Lyndhurst Hotel with an original principal amount of $34,350,000 (the “Property Loan”) originally made by Citigroup Global Markets Realty Corp. and currently held by German American Capital Corporation (the “Lender”). See Item 2.03 of this Current Report on Form 8-K for an additional discussion of the Property Loan. In connection with the acquisition of the Lyndhurst Hotel, the Company’s advisor earned an acquisition fee of $519,488 and a debt financing fee of $320,951.

Leasing and Management of the Property

Moody Holding leases the Lyndhurst Hotel to Moody National CY Lyndhurst MT, LLC, an indirect, wholly-owned subsidiary of the OP (the “Master Tenant”) pursuant to an Amended and Restated Master Lease Agreement between Moody Holding and Master Tenant (the “Hotel Lease”). The Hotel Lease provides for a ten-year lease term, subject to one-year extensions in the event that the Franchise Agreement (as defined below) is still in effect as of the end of the lease term until such Financing Agreement is terminated. Moody Holding may terminate the Hotel Lease upon 45 days prior written notice to the Master Tenant in the event that Moody Holding contracts to sell the Lyndhurst Hotel to a non-affiliated entity, effective upon the consummation of such a sale of the Lyndhurst Hotel. Pursuant to the Hotel Lease, Master Tenant will pay an annual base rent of $1,950,000 per year for the first five years of the term of the Hotel Lease. The annual base rent paid by Master Tenant will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term. In addition, Master Tenant will pay an annual percentage rent, to the extent that such percentage rent is greater than the base rent due for such period, in an amount equal to (1) a fixed percentage of the Lyndhurst Hotel’s gross revenues for the previous year (as set forth in the Hotel Lease), minus (2) the amount of the annual base rent paid for the previous year. The annual percentage rent will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term.

The Master Tenant is party to a Relicensing Franchise Agreement, as amended by the Amendment to Courtyard by Marriott Relicensing Franchise Agreement (as amended, the “Franchise Agreement”), with Marriott International, Inc. (“Marriott”) pursuant to which Marriott has granted Master Tenant a limited, non-exclusive right and franchise to establish and operate a hotel under the name “Courtyard By Marriott.” The Franchise Agreement has a term expiring on February 25, 2022, subject to a possible extension for an additional ten year term upon the Master Tenant’s satisfaction of certain requirements and the payment of an additional application fee to Marriott. Pursuant to the Franchise Agreement, the Master Tenant pays Marriott a monthly franchise fee equal to 5.5% of the Lyndhurst Hotel’s gross room revenues (as defined in the Franchise Agreement) and a monthly marketing fund contribution equal to 2.0% of the Lyndhurst Hotel’s gross room revenues.

Moody National Hospitality Management, LLC, an affiliate of the Company (the “Property Manager”), manages the Lyndhurst Hotel pursuant to a Hotel Management Agreement between Property Manager and Master Tenant (the “Management Agreement”). Pursuant to the Management Agreement, the Master Tenant will pay the Property Manager a monthly base management fee in an amount equal to 3.0% of the Lyndhurst Hotel’s gross operating revenues (as defined in the Management Agreement) for the previous month. Each month during the term of the Management Agreement and for one month following the termination of the Management Agreement, the Property Manager will receive a $2,500 fee for providing centralized accounting services, which accounting services fee will be subject to annual increases based upon increases in the consumer price index. In addition, the Property Manager will receive a monthly revenue management services fee of $1,200. The Property Manager will also be eligible to receive additional fees for technical, procurement or other services provided by the Property Manager at the request of the Master Tenant. The Management Agreement has an initial ten-year term, and thereafter will automatically renew for four consecutive five-year terms unless Property Manager or Master Tenant provides written notice of termination at least 180 days prior to the end of the then-current term. Master Tenant may terminate the Management Agreement upon (1) a material breach, default, or noncompliance by Property Manager under the Management Agreement, (2) the operation of the Lyndhurst Hotel by the Property Manager in such a manner as to cause Marriott to require the removal of the Property Manager as the operator of the Lyndhurst Hotel or to give notice to the Master Tenant of its intent to terminate the Franchise Agreement, or (3) the Property Manager’s bankruptcy, dissolution, insolvency or liquidation or general assignment for the benefit of creditors, subject to cure provisions as described in the Management Agreement. In the event that Master Tenant terminates the Management Agreement for any reason other than Property Manager’s default or bankruptcy, the Master Tenant will pay the Property Manager a termination fee equal to the base management fee estimated to be earned by Property Manager for the remaining term of the Management Agreement, as adjusted for inflation and other factors. Notwithstanding the foregoing, so long as the Property Loan remains outstanding, the Master Tenant may terminate the Management Agreement at any time upon 30 days prior notice with or without cause, and no termination fee will be paid in connection with such termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Assumption of Property Loan

In connection with the acquisition of the Lyndhurst Hotel, Moody Holding assumed all of the obligations under the Property Loan pursuant to an assumption and loan modification agreement. The Property Loan is evidenced by a fixed rate note.

The entire unpaid principal balance of the Property Loan and all accrued and unpaid interest thereon and all other amounts due under the Property Loan are due and payable in full on September 6, 2017 (the “Maturity Date”). Interest on the outstanding principal balance of the Property Loan accrues at a fixed per annum rate equal to 5.916%. In the event that, and so long as, any event of default has occurred and is continuing under the Property Loan, the outstanding principal balance of the Property Loan and any unpaid interest thereon will bear interest at a per annum rate equal to 10.916%. In addition, in the event that any principal, interest or any other amount due under the Property Loan is not paid when due, Moody Holding will pay upon demand by the Lender a late charge in an amount equal to the lesser of (1) 5.0% of the amount of the overdue payment and (2) the maximum amount payable pursuant to applicable law. Moody Holding may not prepay the Property Loan in whole or in part prior to the third monthly payment date prior to the Maturity Date. Any other prepayment of the Property Loan will be subject to a prepayment penalty calculated in accordance with the fixed rate note. As of September 16, 2014, the principal balance outstanding under the Property Loan was $32,095,074.

The performance of the obligations of Moody Holding under the Property Loan are secured by, among other things, (1) a security interest in the Lyndhurst Hotel and other collateral granted to Lender pursuant to a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as amended by the second amendment thereto entered into in connection with the assumption of the Property Loan by Moody Holdings (the “Mortgage”), and (2) an Assignment of Leases And Rents in favor of the Lender.

The Company has agreed to irrevocably and unconditionally guarantee to Lender and its successors and assigns the payment and performance of Moody Holding’s payment obligations under the Property Loan, as and when they are due and payable, in the event that any voluntary or involuntary petition or proceeding for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by Moody Holding or against Moody Holding, without Lender’s prior consent. The Company has also agreed to be liable for, and indemnify, defend and hold Lender, its successors and assigns, and their respective shareholders, employees, officers, directors, and agents harmless from and against, any loss, damage, claim or other obligation (including reasonable attorneys’ fees and court costs) incurred by Lender arising out of or in connection with, among other things: (1) any fraud or intentional material misrepresentation by Moody Holding or any of its affiliates in connection with the Property Loan, (2) any application in violation of the loan documents by Moody Holding or any of its affiliates of any funds derived from the Lyndhurst Property, including security deposits, insurance proceeds and condemnation awards, (3) the seizure or forfeiture of the Lyndhurst Property, or any portion thereof, or Lender’s interest therein, resulting from criminal wrongdoing by Moody Holding or any of its affiliates or their respective agents, (4) material intentional physical waste of the Lyndhurst Property caused by the acts or omissions of Moody Holding or any of its affiliates, and (5) any material default by Moody Holdings under certain provisions of the Mortgage.

Pursuant to an Assumption of Environmental Indemnity, Moody Holdings, the Company and Brett C. Moody (collectively, the “Indemnitors”) have agreed to assume the indemnification obligations under the Environmental Liabilities Agreement (the “Environmental Indemnity”). Pursuant to the Environmental Indemnity, the Indemnitors jointly and severally indemnify and hold harmless the Lender and its officers, directors, employees and agents, from and against any losses, damages, costs, claims, suits or other liabilities that the Lender may suffer or incur arising from or related to (1) any release of or exposure to any hazardous substances at the Lyndhurst Hotel, (2) any non-compliance with or violations of any environmental laws in connection with the Lyndhurst Hotel, or (3) any environmental remediation or any other environmental law; provided that the indemnification will not extend to any matters arising out of the gross negligence or willful misconduct of any indemnified party.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: October 6, 2014	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President